UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 8 99 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.02Termination of a Material Definitive Agreement

On July 15, 2020, The Bank of New York Mellon, as depositary (the “Depositary”), delivered a Notice (the “Termination Notice”) to Holders (the “Holders”) of American Depositary Shares (“ADSs”) Evidenced by American Depositary Receipts (“ADRs”) Representing Deposited Ordinary Shares of Samson Oil & Gas Limited  (the “Company”).  The Termination Notice is the result of the Depositary’s determination that, in light of the delisting of the Company’s ordinary shares from the Australian Stock Exchange (the “ASX”), the Depositary could no longer act as Depositary for the ADSs pursuant to the Deposit Agreement (the “Deposit Agreement”) dated January 4, 2008 among the Company, the Depositary, and the Holders.

The Termination Notice explains that, because of the impending termination of the Deposit Agreement, the Company’s Level I ADR Program (the “ADR Program”) will be terminated effective at 5:00 PM Eastern Time on Friday, August 14, 2020.  The Termination Notice follows the Company’s determination that, as a result of the ASX delisting of its ordinary shares,  it could not appoint a successor depositary bank after the Depositary’s resignation.

The Company has agreed to pay the Depositary a cancellation fee of $100,000 in connection with the termination of the Deposit Agreement and ADR Program in exchange for the Depositary’s agreement not to charge the Holders any cancellation fees when they surrender their ADRs in order to receive the underlying ordinary shares of the Company.

Holders have four months to surrender their ADRs for delivery of the underlying ordinary shares of the Company after release of the Termination Notice.  After Tuesday, December 15, 2020, however, the Depositary may sell the ordinary shares represented by ADRs that are not claimed by Holders.  In such an event, separate instructions for obtaining payment of the sale proceeds will be delivered to the remaining Holders.  This summary of the Termination Notice is not complete and is qualified in its entirety by reference to the full text of the Termination Notice that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Because its securities are registered under the Securities Exchange Act of 1934, the Company will support the development of a U.S. over the counter trading market for its ordinary shares to replace the existing over the counter trading market for the ADSs.  While there can be no assurance that such a market will be successfully established, the Company believes that it represents the best opportunity for Holders to maintain some liquidity for their investment in the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Notice to Holders of American Depositary Shares Evidenced by American Depositary Receipts Representing Deposited Ordinary Shares of Samson Oil & Gas Limited, dated July 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2020

Samson Oil & Gas Limited

	By:	/s/ Tristan Farel
Tristan Farel
Chief Financial Officer (Principal Financial Officer)